[STERLING BANCORP LETTERHEAD]
Exhibit 99.1
650 FIFTH AVENUE
NEW YORK, NY 10019-6108

John Tietjen	Thomas Walsh
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	twalsh@mww.com
212.757.8035	201.507.9500
FOR IMMEDIATE RELEASE

Sterling Bancorp To Announce Third Quarter 2005 Financial Results
New York, NY, October 24, 2005 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the third quarter ended September 30, 2005, before the market opens on Wednesday, October 26, 2005. In addition, Sterling will hold a conference call on Wednesday, October 26, 2005 at 9:00 AM EDT to discuss the financial results.
To access the conference call live, interested parties may dial 866-814-1919 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at 1:00 PM EDT on Wednesday October 26, 2005 until 11:59 PM EDT on Wednesday, November 2, 2005. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the access code 796746.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.